UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2011

MOLECULAR INSIGHT

PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33284	04-0562086
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, Including Zip Code)

(617) 492-5554

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In a Form 8-K filed on December 14, 2010, Molecular Insight Pharmaceuticals, Inc. (the “Company”) announced that it received notice from The NASDAQ Stock Market (“NASDAQ”) stating that due to the Company’s filing of a petition for protection under Chapter 11 of the U.S. Bankruptcy Code, trading of the Company’s common stock would be suspended at the opening of business on December 21, 2010 and that the Company’s common stock would be delisted from NASDAQ.

On January 20, 2011, NASDAQ issued a press release announcing that it would delist the common stock of the Company; that the Company’s stock was suspended on December 21, 2010 and has not traded on NASDAQ since that time; and that it would file a Form 25 with the Securities and Exchange Commission to complete the delisting.

On January 21, 2011, NASDAQ filed the Form 25 with the Securities and Exchange Commission. The delisting becomes effective ten days after the filing of Form 25.

The Company’s common stock is currently quoted on the Pink OTC Markets Inc. (the “Pink Sheets”) and has traded on the OTCQBTM Marketplace since December 21, 2010 under the symbol “MIPIQ.” However, the Company cannot give any assurance that trading in its common stock will continue on the Pink Sheets or on any other securities exchange or quotation medium.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 24th day of January, 2011.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

By:	/s/ Mark A. Attarian
	Name:	Mark A. Attarian
	Title:	Interim Executive Vice President and Chief Financial Officer

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